Exhibit 10.21

AMERISOURCE FUNDING, INC.,

a Texas corporation

and

5J TRUCKING, LLC,

a Texas limited liability company,

5J OILFIELD SERVICES, LLC,

a Texas limited liability company,

5J TRANSPORTATION, LLC,

a Texas limited liability company,

5J BROKERAGE, LLC,

a Texas limited liability company,

and

5J SPECIALIZED LLC,

a Texas limited liability company

$12,740,000.00 Loan Documents

LOAN AGREEMENT

September 07, 2021

This loan agreement ("Loan Agreement" or "Agreement") confirms the mutual agreement between 5J TRUCKING, LLC, a Texas limited liability company, and 5J OILFIELD SERVICES, LLC, a Texas limited liability company, and 5J SPECIALIZED LLC, a Texas limited liability company and 5J TRANSPORTATION, LLC, a Texas limited liability company, and 5J BROKERAGE, LLC, a Texas limited liability company ("Borrower", whether one or more, jointly and severally) and AMERISOURCE FUNDING, INC., a Texas corporation ("Lender"), in connection with a certain credit facility more fully described herein.

Section 1. Credit Facility. Subject to the terms of this Agreement, Lender agrees to lend and Borrower agrees to borrow ("Credit Facility"):

(a)	Note Date: of even date herewith

(b)	The “Commitment”: $12,740,000.00 will be disbursed in two tranches, the first closing will be of even date herewith and shall be in an amount of $6,400,000 (the “First Closing”) and the second tranche shall be at Lender’s discretion and shall be in an amount not to exceed $6,300,000 plus all fees associated with this Agreement including but not limited to the Annual Collateral Management Fee on or before October 31, 2021 or as otherwise agreed by Lender (the “Second Closing” and, each closing individually and collectively the Closing). This is not a revolving line of credit. Consequently, an amount repaid may not be reborrowed.

(c)	Maturity Date: September 07, 2026.

(d)	Interest Rate: A rate per annum equal to the lesser of (i) or (ii) as follows: (i) 12.00% per annum; or (ii) the Maximum Rate (as defined in the Promissory Note, dated of even date herewith). Interest will be computed on the basis of a 360-day year and the actual days elapsed.

(e)	Repayment Terms: Interest only is payable monthly, on the 1st day of each month, beginning October 01, 2021, and continuing thereafter through October 01, 2022, after which time, monthly payments of principal and interest in an amount sufficient to fully amortize the Note over the remainder of the term shall be due and payable on the same day of each succeeding calendar month until the Maturity Date, when all principal and all accrued but unpaid interest are due and payable in full. Notwithstanding the above, the interest payments shall be paid in kind and added to the outstanding balance of the loan until the earlier of the Second Closing or October 31, 2021.

(f)	Fees: Annual Collateral Management Fee equal to 0.40% of the Commitment, payable upon the date hereof and each anniversary during the term of the Note.

(g)	Purpose: to refinance the following loans:

(1)	that certain loan from Utica Leaseco, LLC;

(h)	Guarantor: (whether one or more) SMG INDUSTRIES, INC., a Delaware corporation.

(i)	Prepayment Penalty: None.

(j)	[ RESERVED ]

(k)	Loan Documents: “Loan Documents” means the Note, this Loan Agreement, the Security Agreement, the Guaranty and Pledge Agreement executed by Guarantor, all of even date herewith, and any other document executed in connection herewith.

Section 1.5 Security. The Credit Facility will be secured by a first priority lien on all assets of Borrower, including, but not limited to the Equipment listed on the attached Exhibit A, and additionally reflected in the Security Agreement of even date herewith, and a lien on all of Guarantor’s assets. Said liens shall be the only liens on such property. Borrower also grants Lender the express right of setoff and recoupment with respect to all sums on deposit with Lender.

Section 2. Representations and Warranties. The Borrower represents and warrants to Lender that Borrower is a for-profit limited liability company, duly organized, legally existing and in good standing with the State of Texas and the Texas Comptroller. The Borrower is authorized to execute all documents or instruments such organization is required to execute in connection with the transactions contemplated by this Agreement including, this Agreement, all promissory notes issued pursuant to this Agreement, and any and all other documents or instruments related to this Agreement, and those documents or instruments, when executed and delivered will be valid and binding obligations of the Borrower, enforceable in accordance with their terms and do not violate the provisions of any contract, agreement, law or regulation to which the Borrower is subject; provided, however, the enforceability of the agreement may be limited by federal bankruptcy laws and other similar laws affecting the rights of creditors and may be limited by general principles of equity which permit the exercise of judicial discretion. All financial statements of the Borrower delivered to Lender are complete and correct, in all material respects, and have been prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements of the Borrower dated prior hereto ("Prior Financial Statements") delivered to the Lender are complete and correct, in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied and no material adverse change in the condition of the Borrower, financial or otherwise, has occurred since the date of said Prior Financial Statements, except as has been disclosed to the Lender in writing. The Borrower has not made investments, guarantees or advances or incurred liabilities except (i) for investments or advances to other entities in the ordinary course of business and (ii) as disclosed in said Prior Financial Statements. The Borrower has good title to its assets and properties, including specifically all of its tax and/or assessment revenues, collections and receivables, free and clear of all liens or adverse claims, except as (i) disclosed in said Prior Financial Statements, and (ii), expressly approved by Lender in writing. The Borrower has filed all Federal and State income tax returns required to be filed as of the date of this Agreement, or has filed extension related thereto, and has paid all taxes or assessments related to said returns. The Borrower is not in default in any material respect under any contract, agreement or instrument to which Borrower is a party or by which Borrower may be bound, and the Borrower is in compliance with all applicable laws and regulations. No fact exists, including but not limited to any reportable event or prohibited transaction [as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")] which might constitute grounds for termination of any plan of Borrower or appointment of a trustee to administer such plan. The Borrower does not own any "margin security" or "margin stock" as defined in Regulations U or X of the Board of Governors of the Federal Reserve System. The Borrower has all patents, licenses, trademarks, franchises, or the like necessary to conduct its business and is not aware of any conflict with the rights of others. Neither this Agreement nor any other information furnished by the Borrower to the Lender contains any untrue statement of a material fact or omits a fact necessary to make the statements not misleading. Guarantor makes the same warranties and representations as described above with respect to Guarantor.

Section 3. Reporting Requirements. Borrower and Guarantor will deliver or cause to be delivered to Lender, the following reports:

(a)	Within thirty (30) days after filing, a copy of the Borrower’s and Guarantor’s federal income tax return.

(b)	Within ninety (90) days following the end of its fiscal year, a copy of Borrower’s and Guarantor’s annual financial statements.

(c)	Within fifteen (15) days following the end of the month, a copy of Borrower’s and Guarantor’s monthly profit and loss statement, statement of cash flow and all other financial reports reasonably requested by Lender.

Section 4. Affirmative Covenants. Borrower will comply with all statutes and government regulations and will pay all taxes, assessments, governmental charges, claims for labor and the like except as same are disputed or contested by Borrower in good faith. The Borrower will maintain its existence as a limited liability company of the State of Texas and will maintain good standing with the State of Texas and the Texas Comptroller, and will maintain its properties in good and workable condition at all times. The Borrower will perform all obligations under this Agreement, and under all indentures, agreements and contracts by which the Borrower is bound. Borrower shall at all times maintain a Minimum Tangible Net Worth equal to or greater than $0.00, which shall be monitored quarterly. For purposes hereof, Tangible Net Worth shall include Net Equity plus Subordinated Loans and cash assets (or other collateral approved by the Lender and on which the Lender has a first priority lien) less Goodwill and other intangible assets. Capitalized terms not otherwise defined herein shall be defined according to GAAP.

Section 5. Negative Covenants. Unless with prior written consent of the Lender, the Borrower shall not create or permit to exist any lien, encumbrance or pledge of any kind on any of the Collateral defined in the Security Agreement (unless expressly permitted thereby), nor shall it incur any indebtedness other than the Note or any contingent liability, or assume or guarantee in any manner any indebtedness of third parties.

Section 6. Default and Remedies. In the event Borrower fails to pay any indebtedness when due (including indebtedness under this Agreement or any other indebtedness owed to Lender), fails to perform any and all of the foregoing agreements or agreements contained in any note, or other agreement or document executed in connection with the loans made hereunder, any representation or warranty proves to have been untrue in any material respect, files or permits to be filed any action pursuant to State or Federal laws of bankruptcy or receivership, or permits a monetary judgment against the Borrower to remain undischarged for a period in excess of thirty (30) days unless appealed or otherwise secured, Lender shall have the option, subject to all applicable notice requirements set forth herein, to elect not to fund additional loans to Borrower and/or to declare all indebtedness of the Borrower immediately due and payable. The Borrower expressly waives presentment, demand, protest, notice of protest, or other notice of dishonor of any kind including, without limitation, notice of intent to accelerate and notice of acceleration. Borrower waives notice of default and notice of presentment or acceleration or intent to accelerate or any other such notice. Though Borrower expressly waives any manner or requirement of notice (including notice of default, notice of presentment, notice of acceleration or intent to accelerate) as a defense to Borrower’s performance of any obligations or enforcement of any Lender remedies hereunder, Lender agrees to provide Borrower notice of Lender’s intention to take action upon a Default and Borrower shall have seven (7) days to cure such Default.

Section 7. Miscellaneous.

(a)	All notices (if required) shall be in writing and shall be sufficient in all respects if delivered or sent by registered or certified mail to the address set forth on the signature page of this Agreement. Either party may, by proper written notice hereunder to the other party, change the address to which notices shall thereafter be sent. This does not modify any waiver of notice and does create an obligation contrary to any such waiver.

(b)	All covenants and agreements herein contained by or on behalf of the Borrower shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

(c)	(i)	All provisions of this Agreement shall apply with equal force and effect to each and all renewals and extensions, in whole or in part, of the Credit Facility.

(ii)	The Lender and Borrower hereby agree that this Agreement supersedes all prior agreements between them.

(d)	No course of dealing on the part of the Lender or its officers or employees, or any failure or delay by the Lender with respect to exercising any right, power or privilege of the Lender under this Agreement or any of the related documents shall operate as a waiver thereof. The rights and remedies of the Lender under this Agreement and the related documents shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. The Lender is under no obligation to make an Advance if Borrower is in default or if Lender deems itself insecure.

(e)	This Agreement and its related documents shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Texas.

(f)	In the event any one or more of the provisions in this Agreement or any of the related documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the related documents. Furthermore, in lieu of such invalid, illegal or unenforceable provision, there shall automatically be added a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and as may be valid, legal and enforceable.

(g)	Nothing contained in this Agreement or in any of the related documents shall be construed to obligate the Borrower, under any circumstances whatsoever, to pay interest in excess of the maximum lawful rate.

(h)	To the extent permitted by law, Borrower and each Guarantor waives all rights under the Texas Deceptive Trade Practices-Consumer Protection Act, Section 17.41 et seq., Business & Commerce Code.

(i)	[Reserved]

(j)	Joinder by Guarantor. Guarantor joins in the execution and delivery of this Agreement to evidence its agreement to be bound by the provisions of the Note, this Agreement, the Security Agreement, the Pledgee Agreement, and the other Loan Documents that purport to be binding upon Guarantor.

(k)	THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(l)	WAIVER OF JURY TRIAL. BORROWER AND GUARANTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY). BORROWER AND GUARANTOR CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. BORROWER AND GUARANTOR ACKNOWLEDGE THAT LENDER HAS BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS JURY TRIAL WAIVER SECTION.

(m)	BORROWER AND GUARANTOR HEREBY WAIVE ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES (OTHER THAN THE FULL PAYMENT OF THE INDEBTEDNESS SECURED BY THE DEED OF TRUST IN ACCORDANCE WITH THE TERMS THEREIN AND IN THE LOAN DOCUMENTS) THAT THE BORROWER AND/OR GUARANTOR MAY OR MIGHT HAVE AS TO THEIR RESPECTIVE UNDERTAKINGS, LIABILITIES AND OBLIGATIONS UNDER THE LOAN DOCUMENTS, INCLUDING BUT NOT LIMITED TO, SECTIONS 51.003, 51.004 AND 51.005 OF THE TEXAS PROPERTY CODE, TO THE EXTENT THE SAME PERTAIN OR MAY PERTAIN TO ANY ENFORCEMENT OF THE DEED OF TRUST AND/OR THE LOAN DOCUMENTS.

(n)	WAIVER OF CONSUMER RIGHTS. BORROWER AND GUARANTOR WAIVE THEIR RESPECTIVE RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER’S AND GUARANTOR’S OWN SELECTION, BORROWER AND GUARANTOR VOLUNTARILY CONSENT TO THIS WAIVER.

Section 8. Special Provision. During the term of the Note, Borrower shall maintain adequate liability and property insurance in amounts and with carriers as approved and directed by Lender, with Lender listed as a “Lender’s Loss Payee”.

If this evidences your understanding of the agreements herein, please execute in the space provided.

[Remainder of Page Intentionally Left Blank]

{Signature Pages Follow}

Sincerely,

AMERISOURCE FUNDING, INC.
a Texas corporation

By:	/s/ Joseph L. Page
Signature of Authorized Representative

Printed Name: Joseph L. Page

Title: EVP and General Counsel

Address for Notice:

7225 Langtry Street
Houston, Texas 77040

ACCEPTED AND AGREED TO EFFECTIVE THE 7th DAY OF SEPTEMBER, 2021.

BORROWER:

5J TRUCKING, LLC,
a Texas limited liability company

By:	/s/ Allen R. Parrott
Allen R. Parrott

Title:	Manager

Borrower’s Address for Notice:

4090 North US Highway 79 Palestine, Texas 75801-7065

5J OILFIELD SERVICES, LLC, a Texas limited liability company

By:	/s/ Allen R. Parrott
Allen R. Parrott

Title:	Manager

Borrower’s Address for Notice:
4090 North US Highway 79 Palestine, Texas 75801-7065
5J SPECIALIZED LLC, a Texas limited liability company,

By:	/s/ Allen R. Parrott
Allen R. Parrott

Title:	Manager

Borrower’s Address for Notice:
710 Post Oak Road Houston, Texas 77024

5J BROKERAGE, LLC,
a Texas limited liability company

By:	/s/ Allen R. Parrott
Allen R. Parrott

Title:	Manager

Borrower’s Address for Notice:

710 Post Oak Road Houston, Texas 77024

5J TRANSPORTATION LLC,
a Texas limited liability company

By:	/s/ Allen R. Parrott
Allen R. Parrott

Title:	Manager

Borrower’s Address for Notice:

710 Post Oak Road Houston, Texas 77024

GUARANTOR:

SMG INDUSTRIES, INC.,
a Delaware corporation

By:	/s/ Allen R. Parrott
Allen R. Parrott, Chief Financial Officer

Guarantor’s Address for Notice:

710 Post Oak Road Houston, Texas 77024

Exhibit A

COMMERCIAL PROMISSORY NOTE

$12,740,000.00 USD	Date: September 07, 2021

FOR VALUE RECEIVED and WITHOUT GRACE, on the dates, and in the amounts so herein stipulated, the undersigned, 5J TRUCKING, LLC, a Texas limited liability company, 5J OILFIELD SERVICES, LLC, a Texas limited liability company, 5J SPECIALIZED LLC, a Texas limited liability company, 5J TRANSPORTATION, LLC, a Texas limited liability company, and 5J BROKERAGE, LLC, a Texas limited liability company, located at 4090 North US Highway 79, Palestine, Texas 75801-7065 (hereinafter called “Maker”, whether one or more, jointly and severally), promises to pay to the order of AMERISOURCE FUNDING, INC., a Texas corporation (“Payee”) at its banking quarters located at 7225 Langtry Street, Houston, Texas 77040, in coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts, the principal sum of TWELVE MILLION SEVEN HUNDRED AND FORTY THOUSAND AND 00/100 DOLLARS ($12,740,000.00), together with accrued interest on the principal amount hereof remaining unpaid from time to time, computed from the date hereof until maturity at a per annum rate, calculated on the basis of a three hundred sixty (360) day year [except for calculation of the Maximum Rate, which will be calculated on the basis of a three hundred sixty five (365) or three hundred sixty six (366) day year, as the case may be] (fixed), equal to the lesser of (i) or (ii) as follows:

(i)	12.00% (the “Applicable Rate”); or

(ii)	the Maximum Rate (as hereinafter defined).

which interest rate is further limited and controlled by the provisions of this Note hereinafter set forth. The term “Maximum Rate”, as used herein, shall mean, on any day, the highest non-usurious rate of interest (if any) permitted by applicable law on such day. For purposes of the Texas Finance Code, as it may from time to time be amended, the Maximum Rate shall be referred to in and determined under the Texas Finance Code, from time to time in effect; provided, however, that to the extent permitted by applicable law, Payee reserves the right to change, from time to time by further notice and disclosure to Maker, the ceiling on which the Maximum Rate is based under the Texas Finance Code; and, provided further, that the “highest non-usurious rate of interest permitted by applicable law” for purposes of this Note shall not be limited to the applicable rate ceiling under the Texas Finance Code if federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

This Note is payable as follows, to-wit:

Monthly payments of interest only shall be due and payable beginning October 01, 2021, and continuing thereafter on the same day of each succeeding calendar month through October 01, 2022, followed by monthly payments of principal and interest in an amount sufficient to fully amortize the unpaid principal balance at that time over the remainder of the term, due and payable on the same day of each succeeding calendar month, and continuing until September 7, 2026 (the “Maturity Date”), at which time all unpaid principal and all accrued and unpaid interest shall be due and payable in full. Notwithstanding the above, the interest payments shall be paid in kind and added to the outstanding balance of the loan until the earlier of the Second Closing or October 31, 2021

THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

As used in this Note, the following terms shall have the respective meanings indicated below:

"Event of Default" shall have the meaning given to such term in the Loan Agreement and the other Loan Documents.

“Guarantor” (whether one or more) shall mean: SMG INDUSTRIES, INC., a Delaware corporation.

“Guaranty Agreement” (whether one or more) means the Guaranty Agreement(s) of even date herewith executed by Guarantor and any Guaranty Agreement(s) executed hereafter by any Other Liable Party, in connection with the Guaranteed Indebtedness as defined therein.

“Loan Documents” means this Note, Security Agreement, Pledge Agreement, Guaranty Agreement, and every other document executed in connection with this Note by Maker or any Other Liable Party, and all modifications or extensions of any of the foregoing.

“Other Liable Party” means any co-maker, drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person now or hereafter primarily or secondarily liable upon or for payment of all or any part of this Note.

“Security Agreement” (whether one or more) means that certain Security Agreement (however titled) of even date herewith executed by Maker and Payee, and any Security Agreement(s) executed hereafter by any Other Liable Party, covering the property described therein.

This Note is entitled to the benefits and security afforded by the Security Agreement, and Guaranty Agreement.

All regularly scheduled payments of the indebtedness evidenced by this Note shall be applied first against late fees, then against any accrued but unpaid interest then due and payable hereunder, and then to the principal amount then due and payable. All partial prepayments shall be applied toward the payment of principal installments in the inverse order of maturity. All non-regularly scheduled payments (including payments received by the holder hereof during the existence of any Event of Default) shall be applied to such indebtedness in such order and manner as the holder of this Note may from time to time determine in its sole discretion. In the event a regularly scheduled payment under this Note is required to be made on the 29th, 30th, or 31st day of the month (the “due date”), the regularly scheduled payment date shall be the last day of the month that does not have such corresponding due date.

Maker shall have the right to prepay this Note at any time and from time to time, in whole or in part, without penalty. All prepayments shall include accrued and unpaid interest to the date of payment.

All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address designated by Payee, or such other place as the holder of this Note shall designate in writing to Maker. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in Texas are authorized to be closed. The books and records of Payee shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

It is agreed that time is of the essence of this Note and the other Loan Documents. It is especially agreed that if default shall be made in any payment due hereon, either principal or interest, or if there is a default in any of the terms, covenants or provisions set forth in any of the Loan Documents then, after any applicable cure period (if any), the holder hereof may, at holder’s option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without demand, presentment for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of intent to foreclose, notice of foreclosure, or any other demand or notice (except for any notices specifically required by this Note or any other Loan Instrument), all of which are expressly waived by Maker and each Other Liable Party, and upon such declaration, the unpaid principal balance of this Note and all accrued interest shall at once become due and payable; (b) foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, (c) offset against this Note any sum or sums owed by the holder hereof to Maker or any Other Liable Party; and/or (d) take any and all other actions available to the holder hereof under this Note and/or the other Loan Documents at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon another default. Any sum, principal or interest, payable under this Note which is not paid when due shall bear interest from the date such payment is due until paid at the Maximum Rate, or if no Maximum Rate is established by applicable law, then at the Applicable Rate plus five percent (5%) per annum.

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the holder, including all reasonable attorneys' fees in the event that the holder is held to be the prevailing party in such legal proceedings.

If the holder hereof has not received the full amount of any installment payment at the end of the 10th day after it is due, Maker agrees to pay a late charge to the holder. The amount of the late charge will be five percent (5%) of the amount of the overdue installment payment. Maker agrees to pay the late charge promptly. The late charge will be charged only one time with respect to any late installment payment.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

WAIVER OF JURY TRIAL: MAKER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN THE EVENT SUIT IS FILED TO ENFORCE THE TERMS HEREOF.

Maker and each Other Liable Party, jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

It is further agreed that Maker grants to Payee or any other holder hereof a first lien and security interest on (and the express right of setoff against) all deposits and other sums at any time credited by or due from Payee or any other holder hereof to Maker, or any endorser, surety or guarantor hereof as collateral security for the payment of this Note, and Payee or other holder hereof, at its option, may at any time, without notice and without any liability, hold all or any part of any such deposits or other sums until all sums owing on this Note have been paid in full and/or apply or set off all or any part of any such deposits or other sums credited by or due from Payee or any other holder hereof to or against any sums due on this Note in any manner and in any order of preference which Payee or other holder hereof, at its sole discretion, chooses.

It is the intention of the parties hereto to comply with the usury laws of the State of Texas and of the United States of America. The parties hereto do not intend to contract for, charge or receive any interest or other charge that is usurious, and by execution of this Note, Maker agrees that Payee has no such intent. This Note, the other Loan Documents, and all other agreements between Maker and Payee or any other holder hereof, which are now existing or hereafter arising, whether written or oral, are hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to Payee or any other holder hereof for the use, forbearance or detention of the money to be due hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the Maximum Rate. If from any circumstance whatsoever fulfillment of any provisions hereof or other document, at the time performance of such provisions shall be due, shall involve transcending the valid limits prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Rate, and if from any such circumstance Payee or any other holder shall ever receive as interest or otherwise an amount which will exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing hereunder or on account of any other principal indebtedness of Maker to the holder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof and such other indebtedness, such excess shall be refunded to Maker. All sums paid and agreed to be paid to Payee or any other holder for use, forbearance or detention of the indebtedness of Maker shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the periods until payment in full of this Note (or any renewals, extensions and rearrangements hereof) so that the actual rate of interest on account of this indebtedness evidenced by this Note is uniform throughout the term of this Note (and all renewals, extensions and rearrangements hereof) and does not exceed the Maximum Rate. The terms and provisions of this paragraph shall control and supersede any other provisions of this Note.

If at any time the Applicable Rate exceed the Maximum Rate, then interest hereon shall accrue at the Maximum Rate. If the Applicable Rate should then subsequently decrease to a level less than the Maximum Rate or if the Maximum Rate applicable to this Note should then subsequently be increased to a level which would be greater than the Applicable Rate, then, in either case, the interest hereon shall thereafter accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest accrued through the term of this Note equals the aggregate amount of interest which would have accrued at the Applicable Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Applicable Rate.

If at maturity or final payment of this Note the total amount of interest accrued under the foregoing provisions is less than the total amount of interest which would have accrued if the Applicable Rate had at all times been in effect, then Maker shall pay Payee the amount by which (i) the lesser of (a) the amount of interest which would have accrued on this Note if the Maximum Rate had at all times been in effect or (b) the amount of interest which would have accrued if the Applicable Rate had at all times been in effect, exceeds (ii) the amount of interest paid by Maker to Payee in accordance with the other provisions of this Note.

Any check, draft, money order or other instrument given in payment of all or any part hereof or on any part of the indebtedness may be accepted by the holder hereof and handled in collection in a customary manner, but same shall not constitute payment hereof or of the indebtedness or diminish any rights of Payee, except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

[Remainder of Page Intentionally Left Blank]

{Signature Pages Follow}

If Maker is not a natural person, the individual signing below warrants and represents that s/he has the requisite authority to bind the entity on whose behalf s/he signs.

5J TRUCKING, LLC,
a Texas limited liability company

By:
Allen R. Parrott

Title:	Manager

5J OILFIELD SERVICES, LLC,
a Texas limited liability company

By:
Allen R. Parrott

Title:	Manager

5J SPECIALIZED, LLC,
a Texas limited liability company

By:
Allen R. Parrott

Title:	Manager

5J BROKERAGE, LLC,
a Texas limited liability company

By:
Allen R. Parrott

Title:	Manager

5J TRANSPORTATION,
a Texas limited liability company

By:
Allen R. Parrott

Title:	Manager